Exhibit 5.1

                          Sonnenschein Nath & Rosenthal
                                8000 Sears Tower
                             Chicago, Illinois 60026




                                 August 14, 2001


LaserSight Incorporated
3300 University Boulevard, Suite 140
Orlando, Florida 32792

Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission (the "Commission") on August 15, 2001, (as amended, the "Registration Statement") of an aggregate of up to 3,765,592 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), issued or issuable from time to time by the Company as follows:

         (i) an aggregate of up to 1,276,596 shares (the "Conversion Shares") of Common Stock issuable upon the conversion of outstanding shares of the Company's Series F convertible participating preferred stock (the "Series F Preferred Stock") issued by the Company to BayStar Capital, L.P. and BayStar International, Ltd. (the "Selling Stockholders") on July 6, 2001; and

         (ii) an aggregate of 838,905 (the "Anti-Dilution Shares") shares of Common Stock issued to the Selling Stockholders on July 6, 2001 pursuant to the provisions of the Securities Purchase Agreement dated September 8, 2000 by and amoung the Company and the Selling Stockholders.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as currently in effect, the By-laws of the Company as currently in effect, various resolutions of the Board of Directors of the Company, and such agreements, instruments, certificates of public officials, certificates of officers or representatives of the Company, the Selling Stockholders and others, and such other documents, certificates and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Stockholders and others.

         We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the affect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

         Based upon and subject to the foregoing, we are of the opinion that, when sold by the Selling Stockholders pursuant to the Registration Statement, and provided no stop order shall have been issued by the Commission relating thereto:

         (i) the Conversion Shares, when issued, sold and delivered in the manner and for the consideration contemplated by the terms of the Series F Preferred Stock certificate of designation and as stated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable; and

         (ii) the Anti-Dilution Shares have been validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the qualifications that (a) enforcement of the Company's obligations under the Warrants may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in equity), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.


                                Very Truly Yours,

                                /s/Sonnenschein Nath & Rosenthal

                                SONNENSCHEIN NATH & ROSENTHAL